Exhibit 4.1
COMMON STOCK COMMON STOCK
NUMBER
PAG Customer Services, Inc. CUSIP 000185e 10 6
SEE REVERSE FOR CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS
THIS IS TO CERTIFY THAT
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01, OF
APAC CUSTOMER SERVICES, tnc.
transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney, upon surrendr of this Certificate properly endorsed. This Certificate is not valid unlesscounter signed by the transfer Agent and registered by the registerar. WITNESS the facsimile seal of the corporation and the facsmile signatures of its duly authorized officers.
Dated:

APAC CUSTOMER SERVICES, INC.
Upon written request, the Corporation will furnish to the holder hereof, without charge, a full statement of all the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class of authorized capital stock; and the variations in the relative rights and preferences determined for each series; and the authority of the Board of Directors to fix and determine the relative rights and preferences of a subsequent series.
ASSIGNMENT
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM- as tenants in common _____ UNIF GIFT MIN ACT- ...... Custodian TEN ENT- as tenants by the entireties (Cust) (Minor) JT TEN- as joint tenants with _____ under Uniform Gifts to Minors right of survivorship and not as tenants in common _____ Act (State)
UNIF TRF MIN ACT- Custodian (until age .. ) ....... (Gust) _____ ...... under Uniform Transfers
(Minor)
to Minors Act
(State) Additional abbreviations may also be used though not in the above list. for value received, ................ hereby self assign and trnsfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHFR IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
•Shares
of the stock represented by the writhin certificate and do hereby unrevoably constituter and appoint
Attorney
to transfer the said shares an the books of the within named companation with full howex of substitution in the premises.
Dated
AFFIX MEDALLION SIGNATURE
GUARANTEE IMPRINT BELOW
ABOVE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION SUCH AS A SECURITIES BROKER/DEALER. COMMERCIAL BANK. TRUST COMPANY, SAVINGS ASSOCIATION OR A CREDIT UNION PARTICIPATING IN A MEDALLION PROGRAM APPROVED BY THE SECURITIES TRANSFER ASSOCIATION INC.